SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2009

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities

During July and August, 2009, the Company sold, for aggregate consideration of $210,000, 2,200,000 shares of its common stock, .001 par value (“common stock”), of which 200,000 were sold at a price of $.05 per share and the remaining 2,000,000 were sold for $.10 per share.

In addition, during August and September, 2009, the Company issued an aggregate of 3,050,000 shares of its common stock, upon exercise of outstanding warrants, of which 3,000,000 were issued at an exercise price of $.10 per share (for aggregate gross proceeds of $300,000) and 50,000 were issued at an exercise price of $.25 per share (for aggregate gross proceeds of $12,500).

Thus, the Company, as of the date hereof, has raised an aggregate of $522,500.  No finders’ fees are payable in connection with the foregoing transactions.

Finally, during July, 2009, the company issued 242,273 shares of common stock as compensation for services rendered.

The Company believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Company was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2009	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Janet Crance
Janet Crance, Chief Administrative Officer